UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 16, 2004

TELEMETRIX INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-14724	59-3453156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1225 Sage Street
Gering, Nebraska 69341
(Address of Principal Executive Offices)

308-436-4090
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.03.   BANKRUPTCY OR RECEIVERSHIP.

     None.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     None.

Item 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS.

None.

SECTION 3 - SECURITIES AND TRADING MARKETS

     None.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

     None.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01.  CHANGES IN CONTROL OF REGISTRANT.

     None.

Item 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On September 16, 2004, our Board of Directors elected Mr. Michael Tracy as our President and Chief Executive Officer. Mr. Tracy replaces Mr. Richard Dineley. Mr. Richard Dineley was our President and Chief Executive Officer from June 17, 2004 until Mr. Tracy’s election. On September 16, 2004, our Board of Directors also elected Mr. Gary Brown as our Secretary and Treasurer. Mr. Brown replaces Mr. Richard West. Mr. Richard West was our Secretary and General Counsel from June 17, 2004 until Mr. Brown's election. Mr. Dineley was employed by us pursuant to an employment agreement and Mr. West was retained by us pursuant to an independent contractor agreement. Mr. Dineley’s and Mr. West’s termination as officers of Telemetrix will be effected in accordance with the terms and conditions of their respective agreements.

RESIGNATION OF REGISTRANT’S DIRECTORS.

     None.

Item 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     None.

Item 5.04.  TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT PLANS.

     None.

Item 5.05.   AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

     None.

SECTION 6 - [RESERVED]

SECTION 7 - REGULATION FD

Item 7.01.  REGULATION FD DISCLOSURE.

     None.

SECTION  8 — OTHER EVENTS

Item 8.01.  Other Events.

     COMPLAINT FILED AGAINST TOWER GATE FINANCE, LTD., a United Kingdom Corporation, and NYSSEN, LP, a United Kingdom Limited Partnership.

     Telemetrix Inc. is referred to herein as “we” or “us”.

     On September 16, 2004, we filed a complaint in United States District Court for the District of Nebraska, in Case Number 7:04CV5020, against Tower Gate Finance, Ltd. (“Tower Gate”) and Nyssen, LP (“Nyssen”). The complaint alleges fraudulent misrepresentation against Tower Gate, fraudulent concealment against Nyssen, breach of fiduciary duty against Tower Gate, civil conspiracy against Tower Gate and Nyssen, breach of contract against Tower Gate, breach of the covenant of good faith and fair dealing against Tower Gate, and seeks preliminary and permanent injunction, declaratory judgment and an accounting. The complaint requests a jury trial. We seek the following relief from Defendants Tower Gate and Nyssen:

o	Damages in an amount to the proved at trial;
o

Rescission of the September 26 and October 6, 2003 Agreement, the February 3, 2004 Agreement with Tower Gate, and the November 19, 2003 Loan Agreement, as amended with Nyssen, without requiring Telemetrix to repay Nyssen the cost of the switch and without requiring Telemetrix to repay Nyssen for any loans not directly benefiting Telemetrix;

o	A declaration that Tower Gate and Nyssen cannot convert their "services" for and/or "loans" made to us into our common stock;
o	Exemplary damages;
o	Costs and attorneys' fees as allowed by contract or law; and
o	Such other relief as the Court deems just and proper.

Background Information in Complaint Related to Defendants Tower Gate and Nyssen:

     Defendant Tower Gate is a corporation formed under the laws of the United Kingdom (“U.K.”) with its principal place of business located at International House, 1 Street Katherine’s Way, Tower Hill, London E1W 1UN. Tower Gate also has offices in New York, New York, and Atlanta, Georgia. Tower Gate acts as an agent for Nyssen. Defendant Nyssen is a limited partnership formed under the laws of the U.K. with its principal place of business located at International House, 1 Street Katherine’s Way, Tower Hill, London E1W 1UN.

Background Information in Complaint related to the Allegations:

     We are a provider of wireless communications data telemetry services, pursuant to licenses issued by the Federal Communications Commission (“FCC”). We also hold three patents that protect our wireless data telemetry services. In June 2003, we needed equity financing to expand our business operations. In or about July/August 2003 through mid-September 2003, Mr. Geoff Girdler (“Girdler”), a British subject residing in Georgia who had previous business dealings with us, advised Michael J. Tracy (“Tracy”), our President and Chief Executive Officer, that he could raise up to $2 million in equity financing for us through Tower Gate (then known as “Far Blue”). Girdler further advised Tracy that before Tower Gate would agree to raise such equity financing, Mr. Matthew Hudson (“Hudson”), a principal in Tower Gate, would first need to review and be satisfied with a new Telemetrix business plan. Although he never disclosed this fact to us, Girdler is a director of Tower Gate’s parent corporation, Tower Gate PLC, also a U.K. Company. Hudson is also a director of Tower Gate PLC.

     From in or about August 2003 through mid-September 2003, representatives of Tower Gate, including Girdler, Mr. Chris Fitzsimmons (“Fitzsimmons”), a business analyst and also a director of Tower Gate PLC, and other Tower Gate representatives prepared a business plan for Telemetrix which would meet Hudson’s and Tower Gate’s approval. Hudson then accepted this Telemetrix business plan prepared by Tower Gate’s agents.

     In reliance upon Tower Gate’s representation that it could raise up to $2 Million in equity financing, we and Tower Gate entered into a September 26, 2003 “Heads of Terms” Agreement. Under this Agreement, Tower Gate, agreed to immediately invest $30,000, and up to a further $150,000, in us. Tower Gate anticipated this amount would be sufficient to fund our working capital until Tower Gate raised the $2 million equity investment. The Agreement also provided that we would purchase a new telecommunications switch and associated software and hardware via a lease/purchase scheme and that Tower Gate would help facilitate the process and provide a lease guarantee if required. This Agreement also stated that we would be obligated to work with Tower Gate in the raising of the anticipated $2 million and in implementing the strategy as outlined in the business plan. Tower Gate, in addition to raising the $2 million in equity financing agreed, among other things, to take part in our management, and required us to operate our business in accordance with the business plan which Tower Gate representatives had prepared and Tower Gate approved.

     On or about October 6, 2003, we and Tower Gate entered into a Supplemental Agreement. This Agreement clarified that Tower Gate would provide us financing through fund raising, guarantees, business planning, and new contracts and opportunities, in consideration for which it was to receive 20 million shares of Telemetrix stock. The Agreement also provided that the intended $2 million equity placement would be at whatever price the parties could obtain, that Tower Gate and/or related parties would agree to a Note with us, and that we “would be able to draw down from [Tower Gate] and related parties up to $2 million.” The loans to us under the rate were intended as bridge financing while Tower Gate completed the $2 million equity raise.

     On or about November 19, 2003, Nyssen, owned and controlled by Hudson and an affiliate of Tower Gate, entered into a Loan Agreement and Guarantee (“Loan Agreement”) with us, which recognized certain prior loans made by Tower Gate to us and provided that Nyssen could, at its discretion, make future loans to us up to a maximum aggregate amount of $2 million. This Agreement further provided that the loans would be repayable or convertible on demand into shares of our common stock at the conversion rate set forth in a convertible note, a form of which was attached to the Loan Agreement, and which provided that Nyssen could convert all or any portion of the unpaid principal amount (and interest accrued, but not paid, with respect to such principal amount) into such number of shares of our common stock at a conversion price of $0.04 per share. The loans would not bear interest unless we were in default.

     In or about December 2003, Girdler and consultants he retained selected a telecommunications switch for us to purchase, purportedly in accordance with the September 26, 2003 Agreement. Girdler selected the switch from Telos, a telecommunications equipment vendor located in Vancouver, British Columbia, Canada, at a price of $773,000. This switch was delivered to us in Gering, Nebraska in January 2004. However, contrary to the September 26, 2003 Agreement, title in the switch was placed in Tower Gate’s name as a requirement of Tower Gate. Moreover, contrary to the September 26, 2003 Agreement, a lease/purchase arrangement was not pursued because Tower Gate refused to cooperate in providing a guarantee under a lease/purchase arrangement. Instead, Tower Gate required us to pay approximately $773,000 for a telecommunications switch that we do not own. Even though Tower Gate owns the switch, Tower Gate and Nyssen have the right to convert the $773,000 “loan” for shares of our common stock pursuant to the conversion rate in the Loan Agreement.

     On February 3, 2004, we and Tower Gate entered into an Agreement (the “February 3, 2004 Agreement”) which supplements the September 26 and October 6, 2003 Agreements. The February 3, 2004 Agreement sets forth services Tower Gate agreed to perform for us which were really no different than those services described in the September 26 and October 6, 2003 Agreements. Nevertheless, under the February 3, 2004 Agreement, in consideration for these services, Tower Gate was to receive a fixed fee $800,000 as an advisory fee, up to 75% of which Tower Gate would invoice to us prior to March 31,2004, and all of which Tower Gate had to invoice to us by no later than March 31, 2005. The advisory fee would be converted into 20 million shares of our common stock at the conversion price $.04 per share or any class of shares that Tower Gate agreed to in writing.

     Under the February 3, 2004 Agreement, Tower Gate was also entitled to a fee in the amount of $250,000 payable in equal installments over a period of 24 months for ongoing services of Fitzsimmons, who was to appointed one of our directors, and of Mr. Piers Linney, also a director of Tower Gate’s parent, Tower Gate PLC, who was to provide ongoing corporate advice. The February 3, 2004 Agreement further provided that, to the extent that the Agreements were inconsistent with the September 26 and October 6, 2003 Agreements, the February 3, 2004 Agreement would control.

     At our April 15, 2004 Board of Directors meeting, Mr. Patrick Kealy (“Kealy”), a designee of Hudson, Nyssen and Tower Gate, was elected a Director and Chairman of our Board of Directors, replacing Mr. Michael L. Glaser (“Glaser”) as a director, and replacing Mr. William W. Becker (“Becker”) as Chairman. Thus, our Board of Directors at that time consisted of Messrs. Tracy and Becker, both of whom were directors of Telemetrix prior to the September 26, 2003 Agreement, and Kealy. Neither Tracy nor Becker are designees of Tower Gate or Nyssen.

     On or about June 7, 2004, Girdler and Kealy secretly opened a bank account in our name at Wachovia Bank in Atlanta, Georgia, and deposited into this account a $25,000 check drawn on the account of a wireless provider located in Alaska that was given to us as a deposit for services to be rendered. Kealy concealed from Messrs. Tracy and Beckerthe opening of this bank account. Tracy and Becker were elected to the Board in 1999 as directors and who are also two of our stockholders that together legally control us through their stock ownership. Kealy also concealed from Messrs. Tracy and Becker the fact that he and Mr. Richard West (“West”), an attorney recommended by Kealy to be returned as Telemetrix’s corporate secretary and general counsel, traveled to London and met with Hudson on June 21 — 22, 2004 to discuss, among other things, the Wachovia Bank account. After this meeting, Hudson directed Nyssen to wire approximately $360,000 to Wachovia Bank. Tracy learned of this secret bank account when officials at the Wachovia Bank contacted him in early July 2004 expressing concern about a possible fraud on us as a result of this bank account.

     On June 17, 2004, our Board held a meeting. At this meeting, Kealy recommended that Telemetrix employ Mr. Richard Dineley (“Dinely”), a selectee of Kealy, as our President and Chief Executive Officer pursuant to an employment agreement. At this meeting, Kealy also recommended that we retain West as our Secretary and General Counsel under an independent contract or agreement. Based on Kealy’s recommendation, the Board elected Dineley as President and CEO, and agreed to retain West as Corporate Secretary and General Counsel. Also, at Kealy’s recommendation, our Board voted to elect Dineley, Mr. John Connor (“Connor”) and Fitzsimmons, a British subject, and all of whom are Tower Gate designees, as directors of Telemetrix, subject to approval by the FCC. Because of the strict requirements of the federal Communications Act that places limitations on the holding and transfer of radio frequency licenses, Tracy and Becker insisted that FCC approval be obtained before these individuals could become our directors.

     On or about July 12, 2004, Kealy called a telephonic Board meeting, which he had planned several days earlier but did not reveal to Tracy and Becker, to be held on July 13, 2004. Kealy, however, failed to give Becker any notice of this Board meeting as required under Delaware law, and failed to give Tracy the required 24-hour notice required under Delaware law. Thus, neither Becker nor Tracy attended this meeting. The “minutes” of this July 13, 2004 “Board Meeting” were prepared and signed by Kealy as Chairman, Dineley as President and CEO, and West as Telemetrix’s Corporate Secretary. These “minutes” reflect that Messrs. Kealy, Conner, Dineley and Fitzsimmons were present at this meeting as Board members and that West and Hudson were present as guests. Further, the “minutes” reflect that after a discussion focusing on those situations where the FCC actually needs to review the election of directors to Boards of FCC licensees, Kealy unilaterally ruled that Messrs. Connor and Dineley had been elected to our Board as of the June 17, 2004 Board Meeting, with no contingency, but that Fitzsimmons had been elected to our Board “contingent on any necessary FCC approval.” Kealy also declared that a quorum of directors was present even though Tracy and Becker were absent, and proceeded to conduct business with the “new” directors. To date, we have made no effort to obtain such FCC approval for the election of either Messrs. Dineley and Connor and/or Fitzsimmons as directors.

     The loans Tower Gate made to us through Nyssen, pursuant to the Loan Agreement, were for the purpose of enabling us to pay operating expenses and to purchase or lease certain capital assets required under the Tower Gate prepared business plan. Thus, as noted above, these loans were intended to be bridge loans while Tower Gate was raising the $2 million in equity financing pursuant to the September 26 and October 6, 2003 Agreements and the February 3, 2004 Agreement. The Loan Agreement was never intended to be used as a vehicle for Tower Gate to improperly gain control of Telemetrix. Although Tower Gate had agreed to loan Telemetrix up to an aggregate of $2 million under the Loan Agreement at a conversion price of $0.04 per share, Tower Gate has schemed with Nyssen to modify this Agreement to the detriment of Telemetrix. Specifically, during a recent meeting held on August 11 – 12, 2004 in London, England, Tower Gate and Nyssen representatives met and planned to modify the Loan Agreement so that it would be capped at $1.6 Million, the amount that Nyssen had loaned us as of that date, as opposed to the $2 million cap set forth in the Loan Agreement. Moreover, Tower Gate and Nyssen further planned to charge us interest in the amount of ten percent (10%) on the amounts drawn on the loans, even though the Loan Agreement and did not provide for payment of such interest. In addition, representatives of Tower Gate and Nyssen plotted and schemed to create a new $700,000 credit facility for Telemetrix convertible into our common stock, notwithstanding the fact that $400,000 remained yet untapped under the Loan Agreement. The conversion price for the first $350,000 and the second $350,000 of this new equity facility was to be $0.03 per share and $0.02 per share, respectively, as opposed to the conversion price of $0.04 per share set forth on the Loan Agreement. We allege that these plots and schemes are detrimental to us. Significantly, Kealy, West and Dineley attended this recent meeting along with Hudson, Fitzsimmons, and others, and participated in the meeting.

     At this August 11 — 12, 2004 clandestine meeting, Tower Gate also hatched a plan to elect Girdler to our Board of Directors and make him one of our full-time employees. Moreover, at this secret meeting, Tower Gate’s and Nyssen’s representative also agreed to engage in a weekly telephone conference about our business with our officers and directors, including Kealy, Dineley and West but excluding Tracy, who, in addition to being one of our directors, currently serves as our CFO and Executive Vice President, and Becker.

     Finally, during this clandestine meeting, Tower Gate and Nyssen representatives conspired to raise Tower Gate’s fees to us, to grant options in Telemetrix’s stock to themselves, and to rearrange management equity by forcing the purchase of our shares from Tracy, Glaser, a former Telemetrix director and corporate secretary, and Becker at a price below the market price of our stock at the time.

     The entire thrust of all of the agreements among us, Tower Gate and Nyssen was for Tower Gate to raise $2 million in equity financing for us. The various agreements contemplated that while Tower Gate was engaged in such equity fundraising, Nyssen, an affiliate of Tower Gate, would make various bridge loans to us to pay operating expenses and certain capital expenses required under the business plan prepared by Tower Gate. To date, Tower Gate has raised no equity financing for us. In fact, Tower Gate has no ability to do so. Instead, after “roping us in” by misrepresenting Tower Gate’s ability to raise outside equity capital in return for a huge fee convertible into our common stock, Tower Gate, through Nyssen, made $1.6 million in loans to us, most of which would have been unnecessary had Tower Gate raised the $2 million in equity financing as promised under the September 26 and October 6, 2003 Agreements and the February 4, 2004 Agreement. Tower Gate seeks to take control of Telemetrix and our valuable assets, including our three patents and FCC licenses, by converting the $1.6 million loans and advisory fees into our common shares.

     Significantly, Kealy, Tower Gate’s designee on Telemetrix’s Board, who is an investment banker with experience in financing telecommunications businesses, conceded shortly after the February 4, 2004 Agreement that Tower Gate was never capable of performing equity fundraising under the agreements with us. Thus, Kealy specifically stated in an email dated March 28, 2004 to Tracy that “Tower Gate has no ability to raise money, particularly in a small-cap NASDAQ co.”

The Complaint specifically alleges the following claims against Tower Gate and Nyssen, as indicated:

     1.    Fraudulent Misrepresentation against Tower Gate for representations to us that it was capable of raising up to $2 million in equity financing and that it would provide a guarantee in connection with our proposed lease/purchase of a telecommunications switch.

     2.    Fraudulent Concealment against Nyssen for concealing from us the fact that Tower Gate was not capable of raising $2 Million in equity financing.

     3.    Civil Conspiracy against Tower Gate and Nyssen for acting in concert to commit fraud and breach of fiduciary duty, with the purpose and intent of unlawfully depriving us of our legal rights in furtherance of a conspiracy.

     4.    Breach of Contract against Tower Gate for failing to raise any equity financing and failing to provide a guarantee in connection with our proposed lease/purchase of a switch.

     5.    Breach of the Covenant of Good Faith and Fair Dealing against Tower Gate for deliberately failing to raise funding required under the Agreements, and instead, directing Nyssen to continue to loan money to us with the intent of converting the loans to stock and gain control over our assets to the detriment of our shareholders not aligned with Tower Gate, and by failing to guarantee the lease of a switch and requiring us to purchase a switch using money loaned by Nyssen while ownership of the switch was placed in Tower Gate.

     6.    Breach of Fiduciary Duty against Tower Gate for utilizing access to our business records to advance Tower Gate’s pecuniary interest and provide a means for Tower Gate to conspire to take control of us through the conversion of Nyssen loans into our common stock, based on Tower Gate’s fraudulent misrepresentation to us of its ability to raise equity funding.

     7.    Conspiracy to Breach Fiduciary Duty against Tower Gate and Nyssen for acting in concert for the purpose of unlawfully depriving us of our legal rights.

     8.    Preliminary and Permanent Injunction against Tower Gate and Nyssen from converting their “services” and “loans” into our common stock.

     9.    Declaratory Judgment against Tower Gate and Nyssen our Board consists of three members: Tracy, Becker and Kealy, that Tower Gate and Nyssen cannot convert their “services” and “loans” into our common stock.

     10.    Action for an accounting against Tower Gate and Nyssen to ascertain which funds loaned to us were not made to advance our interests but to advance the interests of Tower Gate and Nyssen.

Other Matters in Connection with this Litigation:

     We cannot predict the outcome of this litigation. If we do not prevail in this litigation, our financial condition may be negatively affected. Additionally, we may be subject to counter claims brought by the defendants in this action, the outcomes of which may not be in our favor. Even if we prevail in this action, we are subject to substantial litigation costs, which may negatively affect our financial condition and results of operation.

DEMAND FOR REPAYMENT

     On September 3, 2004, we received from Nyssen a demand for immediate repayment of the $1.6 million loan we have with Nyssen. Should we be required to repay this loan immediately, any of the following may occur:

1.	Our operations may be seriously impaired;

2.	We may have to cease our operations;

3.	Our financial condition may be negatively affected; or

4.	We may be forced to file for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code.

CONSENT ACTION BY A MAJORITY OF OUR SHAREHOLDERS:

     We are aware that, on September 7, 2004 a majority shareholder group owning in excess of 79% of our common stock took action by consent pursuant to Section 228 of the Delaware corporation laws to remove all of our current directors and elect three new members to our Board of Directors. The majority shareholder group filed a Form 14C with the U.S. Securities and Exchange Commission on September 8, 2004 to have us issue an information statement to our shareholders regarding the consent action. The matter of issuance of the information statement is not yet resolved.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item. 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of business acquired. Not Applicable

(b)	Pro Forma financial information. Not Applicable

(c)	Index to Exhibits. Not Applicable

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2004	Telemetrix Inc. /s/ Michael Tracy By: Michael Tracy President and Chief Executive Officer